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                                   EXHIBIT 5.1

                              Corporate Law Center
                             Ronald Serota, Attorney
                          Corporate Securities Counsel
                           2620 Regatta Dr., Ste. 102
                               Las Vegas, NV 89128



September 20, 2006

Fitness Xpress Software Inc.
2755 Maple Street, Suite 109
Vancouver, V6K 5J1
British Columbia
Canada V6K 5J1

Re: Fitness Xpress Software, Inc., Registration Statement on Form SB-2, as amended

Ladies and Gentlemen:

This firm has acted as counsel for Fitness Xpress Software, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2/A-1 (the "Registration Statement"), Amendment No. 1, to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 3,584,500 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 3,584,500 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and nonassessable.


This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

 Very truly yours,

/s/ Ronald Serota
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Ronald Serota, Esq.
Corporate Securities Counsel